Exhibit 3.74

ROSS MILLER

Secretary of State

206 North Carson Street

Carson City, Nevada 89701-4299

(775) 684-5708

Website:  secretaryofstate.biz

Articles of Organization

Limited-Liability Company

(PURSUANT TO NRS 86)

1.	Name of Limited Liability Company:	TPC Aggregates, LLC		Check box if a Series Limited-Liability Company ☐

2.	Resident Agent Name and Street Address:	The Corporation Trust Company of Nevada Name 6100 Neil Road, Suite 500 (MANDATORY) Physical Street Address 15901 Olden Street (OPTIONAL) Mailing Address	Reno City Sylmar City	Nevada CA State	89511 Zip Code 91342 Zip Code

3.	Dissolution Date:	Latest date upon which the company is to dissolve (if existence is not perpetual):

4.	Management:	Company shall be managed by ☐ Manager(s) OR ☒Members (check only one box)

5.	Name and Address of each Manager or Managing Member:	Tutor-Saliba Corporation Name 15901 Olden Street Address	Sylmar City	CA State	91342 Zip Code

6.	Name, Address and	John D. Barrett	X/s/John D. Barrett
	Signature of Organizer:	Name	Signature
		15901 Olden Street	Sylmar	CA	91342
		Address	City	State	Zip Code

7.	Certificate of Acceptance of Appointment of Resident Agent:	I hereby accept appointment as Resident Agent for the above named limited-liability company.

		X/s/M.T. Fitzpatrick		M.T. Fitzpatrick
		Authorized Signature of R.A. or on Behalf of R.A. Company		Assistant Secretary
Date: 4/4/08